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EXHIBIT 10.25
                            HERITAGE COMMUNITY BANK
                            MODIFICTION AGREEMENT
                            To a Promissory Note


This AGREEMENT to modify an outstanding Promissory Note is hereby made and entered into this 16th day of DECEMBER, 2002 by and between Dialysis Corporation of America (hereinafter referred to as "Borrower") and Heritage Community Bank (hereinafter referred to as "Bank").

Background: Whereas, Borrower executed and delivered to Bank that certain Promissory Note on the 3rd day of April, 2001, evidenced by loan number 4670003369-101 in the original principal amount of $787,500, and bearing interest at the rate of 8.29% per annum, and:

Whereas, the Bank and the Borrower have agreed to modify the terms and conditions of the aforesaid Promissory Note;

MODIFICATION: Now therefore, it is hereby agreed between the parties that the aforesaid Promissory Note shall be modified as follows: Change structure of rate term from the existing fixed rate of 7.59% to a variable rate based on a spread of 0.50% over PRIME (floating daily), with a floor or minimum rate of 6.0%. In addition, the existing guaranty of Medicore, Inc. will no longer be required. A fee of $1,500 will be required as a part of this transaction.

CONTINUATION of All Other Terms and Conditions: All other terms and conditions contained in the Promissory Note not specifically referred to and modified herein shall continue in full force and effect.

RECEIPT of Copy: Borrower acknowledges receiving a copy of this Agreement.

In WITNESS WHEREOF, the undersigned have caused this Modification Agreement to be duly executed, and their respective seals to be hereunto affixed, on the day and year first above written.

BORROWER Signatures:                         Heritage Community Bank:

/s/ Daniel R. Ouzts                          /s/ Tim Jones
-----------------------------------          --------------------------------
Daniel R. Ouzts, V. Pres./ Finance           Tim Jones, President

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